SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 12, 2000

                                 TV Guide, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

           0-22662                                      73-1290412
 (Commission File Number)                   (I.R.S. Employer Identification No.)

                             7140 South Lewis Avenue
                           Tulsa, Oklahoma 74136-5422
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (918) 488-4000




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Item 1.           Changes in Control of Registrant.

     TV Guide, Inc., a Delaware corporation ("TV Guide"), Gemstar International Group Limited, a British Virgin Islands corporation, and G Acquisition Subsidiary Corp., a Delaware corporation ("Sub"), entered into an Agreement and Plan of Merger dated as of October 4, 1999 (the "Merger Agreement") providing for the merger of Sub with and into TV Guide, with TV Guide being the surviving corporation (the "Merger"). On July 12, 2000, the Merger was closed and Gemstar-TV Guide International, Inc., a Delaware corporation ("Gemstar"), acquired all of the outstanding common stock of TV Guide and TV Guide stockholders received 0.6573 of a share of Gemstar common stock for each share of TV Guide common stock outstanding at the time of the Merger. An aggregate of 200,426,371 Gemstar shares were issued to the stockholders of TV Guide in the Merger. In addition, Gemstar assumed all options to purchase TV Guide common stock outstanding under TV Guide's option plans.

     Immediately prior to the Merger, Liberty Media Corporation, a wholly owned subsidiary of AT&T Corp., and The News Corporation Limited each directly or indirectly owned approximately 44% of the issued and outstanding common stock of TV Guide representing approximately 98% (approximately 49% each) of the total voting power of TV Guide common stock.

Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits.

Exhibit No.       Description

2.1      Merger Agreement (and amendment thereto)(1)

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(1)  Incorporated by reference from Current Report on Form 8-K of Gemstar
     International Group Limited, Commission File Number 0-26878, filed February 8, 2000.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 14, 2000
                                            TV Guide, Inc.


                                            By:  /s/ Craig M. Waggy
                                                 -----------------------
                                                     Craig M. Waggy
                                                     Senior Vice President and
                                                     Chief Financial Officer





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